                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported)      FEBRUARY 22, 2000
                                                ---------------------------

                        FIRST COMMUNITY BANCSHARES,INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         NEVADA                          0-19297                 55-0694814
----------------------------      ------------------------    ----------------
(State or other jurisdiction      (Commission File Number)    (IRS Employer of
     incorporation)                                          Identification No.)


           P.O. BOX 989, BLUEFIELD, VIRGINIA                 24605-0989
-------------------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (540) 326-9000
                                                   ----------------------------


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) Effective February 22, 2000, First Community Bancshares, Inc. (the "Corporation") or (the "Registrant") dismissed its prior independent certified public accountants, Deloitte & Touche LLP ("Deloitte"). Deloitte's report on the Corporation's consolidated financial statements during the two most recent fiscal years ended December 31, 1998 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was made by the Registrant's Audit Committee.

                  During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between the Corporation and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

                  None of the "reportable events" described in Item 304 (a) (1)
                  (v) occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Deloitte & Touche LLP regarding change in certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2000

                                   FIRST COMMUNITY BANCSHARES, INC.


                                   BY: /s/ JAMES L. HARRISON, SR.
                                       -----------------------------------------
                                       JAMES L. HARRISON, SR., PRESIDENT & CHIEF
                                       EXECUTIVE OFFICER



                                  EXHIBIT INDEX

Exhibit No.                                                            Page No.

  16.1          Letter from Deloitte & Touche regarding change in         3
                certifying accountant